Exhibit (a)(1)(K)

KALA PHARMACEUTICALS, INC.
OFFER TO EXCHANGE CERTAIN OUTSTANDING OPTIONS
FOR RESTRICTED STOCK UNITS

EMPLOYEE PRESENTATION

kala PHARMACEUTICALS

Innovation In Ophthalmology

May 1, 2023





Kala Option Exchange Program

The Option Exchange Program is being made pursuant to the terms and conditions set forth in the Kala Pharmaceuticals, Inc. Tender Offer Statement on Schedule TO, including the Offer to Exchange and other related materials filed with the Securities and Exchange Commission, which are available to you from Kala or at www.sec.gov. You should read these materials carefully because they contain important information about the Option Exchange Program, including risks related thereto.

Purpose and Description of Program

- Kala Pharmaceuticals is offering to exchange stock options held by eligible employees and non-employee directors for new restricted stock units (RSUs) (the "Exchange Program")
- Kala is offering the exchange to retain employees and provide incentives to employees and directors
  - Equity compensation is a key component of our incentive and long-term compensation program
  - A large number of the outstanding stock options have an exercise price that is significantly higher than our stock price
  - The Exchange Program will provide value to Kala and to employees and directors:
    - Retention of employees who are key to our success
    - Reduction of potential stockholder dilution
- The Exchange Program was approved by Kala's shareholders on April 24, 2023

Kala PHARMACEUTICALS

Terms of Exchange Program

- *Who is Eligible*: Current employees of Kala and current non-employee directors
  - We estimate 39 individuals consisting of employees and non-employee directors are eligible to participate in the Exchange Program
  - Former employees, former non-employee directors, and consultants are not eligible to participate in the Exchange Program
- *What Options are Eligible*: All outstanding stock options held by eligible individuals
- *Timing of the Exchange Program*:
  - The Exchange Program launched on May 1, 2023
  - The Exchange Program will be open for 20 business days only and will close at 11:59 p.m. Eastern Time on May 30, 2023
  - After the close of the Exchange Program, stock options will not be eligible for exchange

Terms of New Restricted Stock Units

- Each stock option is exchanged for 1 restricted stock unit (New RSU)
- Regardless of whether the stock option was vested or unvested, the New RSUs will be subject to a vesting schedule
  - **Options Currently Vested:** New RSUs will vest over 2 years, with 50% vesting on the first anniversary of the exchange date and 50% vesting on the second anniversary of the exchange date
  - **Options Currently Unvested:** New RSUs will be subject to a revised vesting schedule whereby no such New RSUs will vest until the 2nd anniversary of the exchange date, at which time a number of New RSUs will vest that is equal to the unvested options that would have vested during such 2year period, and the remaining New RSUs will vest on the original vesting schedule of the unvested options, *provided* that the applicable vesting schedule will vest in annual installments rather than monthly installments
- Treatment of the New RSUs on termination of employment, etc., will be the same as the exchanged option
- New RSUs are paid in shares of Kala upon vesting, and are subject to tax withholding as applicable

Exchange Procedures

- Eligible employees and non -employee directors will receive the Offer via company email
- Elect to exchange all eligible options or eligible options on a grant-by-grant basis
- To make an election to exchange options, return the Offer to via email to optionexchange@kalarx.com
- Elections to exchange options can be withdrawn during the 20 -day period
- Failure to make an election will be treated as a decision not to participate
- New RSUs are granted upon the close of the Exchange Program and pursuant to award agreements and the 2017 Equity Incentive Plan
- Direct all questions to Eric Trachtenberg at 781.996.5743 or Eric.Trachtenberg@kalarx.com

Kala PHARMACEUTICALS

kala
PHARMACEUTICALS



Thank You